                                                                 Exhibit 10.3

                        TRANSITIONAL SERVICES AGREEMENT

        This Agreement dated as of November 17, 1995 is between Melville Corporation, a New York corporation ("Melville"); The TJX Companies, Inc., a Delaware corporation ("TJX"); and Marshall's, Inc., a Massachusetts corporation, on behalf of Marshalls (as defined below).

                                  WITNESSETH:

        WHEREAS, Melville and TJX have entered into a Stock Purchase Agreement dated as of October 14, 1995, as amended from time to time (the "Stock Purchase Agreement"), with respect to the purchase and sale of Marshalls of Roseville, Minn., Inc. (together with its Subsidiaries, "Marshalls");

        WHEREAS, Melville and TJX desire to set forth the respective services to be performed by each Provider hereunder in order to allow for an orderly transition of ownership of the Marshalls business (as currently conducted, the "Business");

        NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

        1.  DEFINITIONS
            -----------

        (a) As used herein, the following terms shall have the following meanings:

        "Agreement" means this Transitional Services Agreement including all Exhibits hereto, as amended from time to time.

        "Costs" means (i) with respect to Melville Services, Melville Costs,
(ii) with respect to Marshalls Services, Marshalls Costs, and (iii) Incremental Costs.

        "Incremental Costs" means any and all incremental costs of performing any Service hereunder that are incurred as a result of or otherwise arise from any lessor or other counterparty consent required in connection with (i) the provision of such Service hereunder or (ii) the performance by a Provider of its obligations hereunder (including, without limitation, any consent required in connection with the assignment of the licenses contemplated in Exhibit A-2).

        "Marshalls Costs" means the direct costs incurred by Marshalls with respect to the performance by Marshalls of Marshalls Services hereunder (including any costs referred to in the Exhibits hereto).

        "Marshalls Services" means the services (and related agreements) set forth on Exhibits B-1, B-2 and B-3 hereto.

        "Melville Costs" means the direct costs incurred by Melville or its Affiliates with respect to its performing the Melville Services hereunder (including any costs referred to in the Exhibits hereto).

        "Melville Services" means the services (and related agreements) set forth on Exhibits A-1, A-2, A-3, A-4 and A-5 hereto.

        "Provider" means each or any of Melville and Marshalls.

        "Services" means the Melville Services and the Marshalls Services.

        "Term" means, with respect to any Service, the term applicable to the provision of such Service hereunder as determined pursuant to Section 4.

        (b) Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Stock Purchase Agreement.

        2.       PROVISION OF SERVICES
                 ---------------------

        (a) During the Term applicable to the provision or performance of each Melville Service to be provided or performed by Melville (or an Affiliate) to Marshalls with respect to the Business hereunder (as set forth in Exhibits A-1 through A- 5 hereto), Marshalls shall purchase and pay for, and Melville (or such Affiliate) shall provide and perform, each such Melville Service, upon the terms and conditions set forth in this Agreement (including the applicable Exhibits hereto). Notwithstanding anything else contained herein, TJX shall be jointly and severally liable for such obligations of Marshalls to purchase and pay for Melville Services hereunder.

        (b) During the Term applicable to the provision or performance of each Marshalls Service to be provided or performed by Marshalls to Melville hereunder (as set forth in Exhibits B-1 through B-3 hereto), Melville shall purchase and pay for, and Marshalls shall provide and perform, each such Marshalls Service, upon the terms and conditions set forth in this Agreement (including the applicable Exhibits hereto). TJX shall cause Marshalls to provide and perform such Marshalls Services hereunder.

        (c) All Services provided or performed by a Provider or its Affiliate hereunder shall be performed in a manner consistent with past practice applicable to the provision or performance of such Services by such Provider or Affiliate.

        (d) Each of Melville, TJX and Marshalls will use reasonable efforts to complete the transition as promptly as practicable.

        3.  SERVICE CHARGES
            ---------------

        (a) Marshalls shall reimburse Melville for all Melville Costs attributable to the performance by Melville of Melville Services hereunder. Such reimbursement shall be made as provided in Section 5.

        (b) Melville shall reimburse Marshalls for all Marshalls Costs attributable to the performance by Marshalls of Marshalls Services hereunder. Such reimbursement shall be made as provided in Section 5.

        (c) Any Incremental Costs that are incurred by a Provider with the consent of the other Provider shall be borne equally by the Providers. The Provider incurring any Incremental Costs in connection with the performance by such Provider of its obligations hereunder shall make payment of such Incremental Costs to the third party to whom such Incremental Costs are payable. The other Provider shall reimburse such Provider for an amount equal to 50% of any and all payments made by such Provider in respect of Incremental Costs. Such reimbursement shall be made as provided in Section 5. Notwithstanding anything else contained herein or in the Exhibits hereto, a Provider will be deemed to have satisfied all its obligations with respect to the performance of its obligations hereunder where any consent is needed in connection therewith in the event that the other Provider does not consent to the incurrence of Incremental Costs, if any, with respect thereto.

        (d) Except as set forth above or in Exhibit A-2 or A-4 hereto, neither Marshalls nor TJX will have any obligations or liabilities with respect to any equipment or related lease referred to on Schedule 4.8(f) to the Stock Purchase Agreement or marked with an asterisk on Schedule 4.8(g) or 4.8(h) to the Stock Purchase Agreement.

        4.  TERM OF PROVISION OF SERVICES
            -----------------------------

        The obligation of a Provider to provide or perform any Service hereunder shall terminate on the last day of the term for which such Service is required to be provided or performed hereunder (as specified in the applicable Exhibit hereto), after giving effect to the valid exercise of any extension option with respect to, or termination of, the term applicable to the provision or performance of such Service.

        5.  PAYMENT TERMS
            -------------

        All Costs required to be reimbursed to a Provider hereunder shall be invoiced monthly by such Provider. Invoiced amounts shall be due and payable thirty (30) days from date of receipt of invoice.

        6.  INSPECTION; REVIEW OF COSTS
            ---------------------------

        (a) Each Provider shall, during normal business hours and with reasonable prior notice to the other Provider, have reasonable access to the properties, offices, books and records of the other Provider for the purpose of observing that Services are being performed in accordance with the terms of this Agreement and past practices relevant to the provision or performance of such Services and to verify Cost amounts.

        (b) The Providers shall, from time to time but not more often than once each month, review the basis and amounts of Costs charged to each other hereunder. In the course of such review, the Providers shall in good faith (i) establish principles for determining Costs to be charged hereunder on a prospective basis and (ii) determine the amount of any adjustment, if any, payable by one Provider to the other with respect to Costs charged and reimbursed in respect of any preceding period.

        7.  FORCE MAJEURE
            -------------

        Neither Provider shall be liable to the other Provider for any delay or default in performance where occasioned by any cause of any kind or extent beyond its control including, by way of example, but not limitation, any act of God, any act, regulation or law of any government, war, civil commotion, destruction of production facilities or materials by fire, earthquake or storm, labor disturbance, epidemic, equipment breakdown or failure, or failure of suppliers, public utilities or common carriers ("Force Majeure"). The Provider claiming relief hereunder shall promptly notify the other Provider in writing of the Force Majeure causing delay or default in performance, the probable extent to which it will be unable to perform, and the actions it intends to take to remove such Force Majeure, to the extent reasonably possible to do so. Each Provider shall take reasonable action within its control to alleviate the Force Majeure causing delay or default in performance.

        8.  ASSIGNMENT
            ----------

        No party hereto may assign its rights or delegate its obligations hereunder without the prior written consent of the other parties, and any attempted assignment or delegation without such consent shall be void. Any Services required to be performed by a Provider hereunder may be performed by an Affiliate of such Provider, provided that such Provider shall not thereby be relieved of its obligations hereunder. For purposes of this Agreement, Marshalls shall be considered to be an Affiliate of TJX and not of Melville.

        9.  DEFAULT
            -------

        If a Provider shall be in default of any payment obligation hereunder, the other Provider may terminate this Agreement by giving thirty (30) days' written notice to the Provider so in default, specifying the basis for termination, PROVIDED if within thirty (30) days after receipt of such notice the Provider so in default shall make the required payment, such notice shall cease to be operational and this Agreement shall continue in full force. The right of either Provider to terminate this Agreement, as hereinabove provided, shall not be affected in any way by its waiver of, or failure to take action with respect to, any previous payment defaults.

        Notwithstanding the foregoing, the occurrence of any of the following events with respect to a party hereto shall be deemed to constitute a default which shall give rise to an immediate right of any other party (that is not an Affiliate of such party) to terminate this Agreement without notice: the making of a general assignment for the benefit of creditors, insolvency, the institution of bankruptcy, reorganization, liquidation or receivership proceedings by or against a party hereto and, if instituted against such party, its consent thereto or the failure to cause such proceedings to be discharged within thirty (30) days thereafter.

        The remedies provided for in this Section 9 are not intended to be exclusive, and shall be in addition to any rights and remedies which the parties have at law or in equity.

        10.   EXCULPATION; INDEMNIFICATION
              ----------------------------

        (a) A party hereto shall not be liable to any other party for any damages, losses or liabilities directly or indirectly arising out of, relating to or in connection with this Agreement or the performance or non-performance of Services hereunder, except to the extent such damages, losses or liabilities are attributable to such party's bad faith, gross negligence or wilful misconduct.

        (b) A Provider (an "Indemnifying Party") to or for which Services are provided by the other Provider (an "Indemnified Party") hereunder shall indemnify the Indemnified Party for, and hold the Indemnified Party harmless from and against, any and all damages, losses and liabilities (other than Costs payable by an Indemnified Party hereunder) to any third party (including all reasonable legal fees and expenses with respect thereto) arising out of, relating to or in connection with this Agreement or the performance or non-performance of Services hereunder, except to the extent such damages, losses or liabilities are attributable to such Indemnified Party's bad faith, gross negligence or wilful misconduct. Notwithstanding anything else contained herein, TJX shall be jointly and severally liable with Marshalls for any and all of Marshalls' indemnification obligations under this Section 10(b).


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
        11.  MISCELLANEOUS
             -------------

        (a) NOTICES. All notices, statements or other communications hereunder shall be in writing (including telecopy or similar transmission) and shall be delivered as provided hereunder. A notice shall be deemed to have been received by a party if delivered by (i) overnight courier, on the date of actual delivery to the recipient's address (evidenced by confirmation of delivery from the courier service making such delivery), (ii) mail, three Business Days after being sent, if sent by registered or certified mail, with first-class postage prepaid, or (iii) telecopier, upon receipt (evidenced by receipt of a transmission confirmation form or the recipient's confirmation of receipt). Notices shall be delivered to each party at the following addresses or at such other address as may be designated by such party by notice in writing sent in like manner.

         For Marshalls or TJX:    The TJX Companies, Inc.
                                       770 Cochituate Road
                                       Framingham, MA  01701

         Attention:               Donald G. Campbell
         Telecopier:              (508) 390-2199

         With a copy to:          Ropes & Gray
                                       One International Place
                                       Boston, MA 02110
                                       Telecopier:  617-951-7050
                                       Attention:  Arthur S. Siler, Esq

         For Melville:            Melville Corporation
                                       One Theall Road
                                       Rye, New York 10580

         Attention:               Gary L. Crittenden
         Telecopier:              (914) 925-4052

         With a copy to:          Davis Polk & Wardwell
                                       450 Lexington Avenue
                                       New York, New York 10017
                                       Telecopier: 212-450-5744
                                       Attention:  Dennis S. Hersch

         (b) ENTIRE AGREEMENT; AMENDMENTS. This Agreement and the exhibits hereto contain all of the terms and conditions of performance of Services hereunder and constitute the complete understanding of the parties with respect thereto. This Agreement may not be amended except by written agreement executed by each of the parties hereto.

         (c) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without regard to its conflict of laws provisions).

         (d) INDEPENDENT CONTRACTORS. The parties hereto are independent contractors. Nothing in this Agreement is intended or shall be deemed to constitute a partnership, agency, franchise or joint venture relationship between the parties. No party shall incur any debts or make any commitments for the other, except to the extent, if at all, specifically provided herein.

         (e) NO WAIVER. Any party's failure to insist upon strict performance of any provision of this Agreement shall not be deemed to be a waiver thereof. No waiver shall be effective unless specifically made in writing and signed by a duly authorized representative of the party granting such waiver.

         (f) SEVERABILITY. If it shall be determined by court order not subject to appeal or discretionary review that any provision or wording of this Agreement shall be invalid or unenforceable under applicable law, such invalidity or unenforceability shall not invalidate the entire Agreement and shall be construed so as to limit any term or provision so as to make it enforceable or valid within the requirements of applicable law, and, in the event such term or provision cannot be so limited, this Agreement shall be construed to omit such invalid or unenforceable provisions.

         (g) COUNTERPARTS. This Agreement may be signed in any number of counterparts and by the different parties on separate counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         (h) HEADINGS. The paragraph headings used herein have been inserted for convenience only and shall not be used in any way to construe or interpret this Agreement or performance hereunder.





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
                 IN WITNESS WHEREOF, the parties have caused this Transitional Services Agreement to be executed as of the day and year first above written.


                                           MELVILLE CORPORATION



                                           By __________________________
                                              Name:
                                              Title:


                                           THE TJX COMPANIES, INC.



                                           By _________________________
                                              Name:
                                              Title:


                                           MARSHALL'S, INC.



                                           By _________________________
                                              Name:
                                              Title:

                                   EXHIBIT A


                   Services Provided by Melville to Marshalls
                          with respect to the Business

                                  EXHIBIT A-1


                          COMPUTER EQUIPMENT SERVICES

         DEFINITIONS

                 "HUB Services" means the HUB services currently provided by Melville to Marshalls, or outsourced HUB services procured by Melville.

                 "IBM Computer Services" means the use of or the provision of computer access time with respect to the IBM Computer System.

                 "IBM Computer System" means the IBM9021-941 system and all of the associated data center computer equipment located at Marshalls offices in Andover, Massachusetts (excluding, for the avoidance of doubt, point of sale equipment).

                 "VSAT Computer Services" means use of the Hughes VSAT equipment.

         SERVICES AND RELATED AGREEMENTS

                 During the Term set forth below and on the terms and conditions set forth herein and in the Agreement, Melville will provide the IBM Computer Services, the VSAT Computer Services and the Hub Services to Marshalls with respect to the Business.

                 Melville will retain ownership of the IBM Computer System and the Hughes VSAT equipment located at Marshalls offices in Andover, Massachusetts and/or store locations and will retain responsibility for all such equipment.

                 As soon as reasonably practicable, Melville will determine which components of the IBM Computer System, the Hughes VSAT equipment and the HUB Services equipment are no longer needed by Melville and will notify Marshalls of such determination. Marshalls will consider the purchase at fair market value, as determined by an independent analyst acceptable to both Melville and Marshalls, of such components as are so determined to be no longer needed by Melville. Melville's obligations hereunder will not be affected by Melville's determination as to whether it needs any such equipment (except if Marshalls purchases such equipment) or by Marshalls' failure to purchase any such equipment.

                 It is understood that all computer equipment installed at Marshalls and not listed as Leased Equipment on Schedule 4.8(f) to the Stock Purchase Agreement is an asset of Marshalls (and is indirectly acquired by TJX under the Stock Purchase Agreement), other than computer equipment physically located in the space occupied by the travel, check collection and audit functions of Melville located at Marshalls.

                 The Thom McAn and CDI workloads will be removed from the IBM Computer System by January 31, 1996.


         TERM

                 INITIAL TERM: Services covered by this Exhibit A-1 will be provided from the date hereof up to and including June 30, 1996, unless extended as provided under "Extension Option" below.

                 EXTENSION OPTION: Marshalls shall have the option to extend the Term, with respect to any or all Services covered by this Exhibit A-1, for successive three-month periods as provided hereunder. Marshalls may, by written notice to Melville (given, in the case of the first exercise of the option to extend, two months prior to expiration of the then applicable Term, and in the case of any subsequent extension, 15 days prior to expiration of the then applicable Term), extend the Term for a three-month period; PROVIDED that (i) such extension shall be reasonably required to facilitate transition of ownership of the Business and (ii) Melville will be provided reasonable time to remove its equipment if Marshalls declines to exercise its extension option.

                                  EXHIBIT A-2


                           MOST/MANUGISTICS SOFTWARE

         DEFINITIONS

                          "Software Fees" means license fees paid by Melville for use of the MOST software and the Manugistics software but only to the extent relating to the use of such software at or by Marshalls.

                          "Software Rights" means all rights of Marshalls under the MOST software licenses (version 3.2) from Park City held by Melville and the Manugistics software license from Manugistics held by Melville to the extent that such rights relate to the use of the MOST software and the Manugistics software at or by Marshalls.

                          "Store Hardware" means computer hardware used to the date hereof to execute the MOST software and the Manugistics software at Marshalls including, without limitation, home office and stores.

SERVICES AND RELATED AGREEMENTS

                          (a) During the Term set forth below, Melville will provide manuals relating to MOST, and such operational, technical and programming support and training as is reasonably required in connection with the transition (it being understood that Marshalls staff does not rely on Melville input to operate the Most/Manugistics systems).

                          (b) The Software Rights will be assigned by Melville to Marshalls; PROVIDED that no such assignment shall be made without consent of the relevant licensor, which consent Melville shall use its reasonable best efforts to obtain.

                          (c) All licenses to and leases of Store Hardware, to the extent used to execute the Most and Manugistics software at Marshalls, will be assigned by Melville to Marshalls (and assumed by Marshalls); PROVIDED that such assignment shall not be made without consent of the relevant licensor or lessor, which consent Melville shall use its reasonable best efforts to obtain.

                          (d) All Software Fees for services provided prior to the Closing for the Software Rights, including, without limitation, all fees for upgrades and all disputed fees in respect of periods prior to Closing, have been paid or will be paid by Melville and do not constitute Melville Costs or Incremental Costs.

                          (e) It is understood that the AS/400 computer system used to execute the Home Office MOST software is a Marshalls asset.

                          (f) It is understood that all software and hardware used to execute the Manugistics Logistic system shall remain a Marshalls asset.

TERM

                 INITIAL TERM: Services covered by this Exhibit A-2 will be provided from the date hereof up to and including June 30, 1996, unless extended as provided under "Extension Option" below.

                 EXTENSION OPTION: Marshalls shall have the option to extend the Term, with respect to any or all Services covered by this Exhibit A-2, for one three-month period as provided hereunder. Marshalls may, by written notice to Melville (given 15 days prior to expiration of the Initial Term), extend the Term (except as to the technical and programming support referred to in clause (a) under "Services and Related Agreements" above which shall expire at June 30, 1996) for one three-month period; PROVIDED that such extension shall be reasonably required to facilitate transition of ownership of the Business. Melville's obligations to assign Software Rights, licenses and leases (and to seek any necessary consents therefor) as provided in clauses (b) and (c) under "Services and Related Agreements" above shall, subject to Section 3(c) of this Agreement, continue notwithstanding the expiration of the Term.

                 CANCELLATION: Any service under this Exhibit A-2 may be cancelled by Marshalls at any time upon 30 days' written notice to Melville.

                                  EXHIBIT A-3


                       BAD DEBT COLLECTION AND PREVENTION


         SERVICES AND RELATED AGREEMENTS

                 Ownership of the bad debt collection and prevention services operation shall remain in Melville. All Marshalls employees who prior to the Closing Date are employed primarily in this operational area will be transferred to Melville prior to the Closing. The number of such employees necessary to perform the bad debt collection and prevention services provided for herein will be leased back to Marshalls.

                 Melville hereby grants to TJX and its Subsidiaries (including Marshalls) a world-wide, perpetual, non-transferable, royalty-free license to use the Melville software system for bad debt collection and check authorization (the "Bad Debt System"). Such license shall only be to the Bad Debt System as developed through the time of cessation of Marshalls' involvement in the development thereof and shall not be for improvements thereto developed by Melville or its Affiliates after such time. Ownership of the Bad Debt System shall remain with Melville and neither TJX nor its Subsidiaries shall assert any ownership interest therein. TJX and its Subsidiaries (including Marshalls) shall not (i) use the Bad Debt System to engage in any services business relating to bad debt collection or prevention or check authorization, or (ii) for a period of 2 years after the Closing Date, offer to employ or employ Messrs. Milgram or Nash who are currently employees of Melville.

                 Such license to the Bad Debt System may not be sublicensed or otherwise transferred by TJX or its Subsidiaries and shall terminate with respect to any Subsidiary of TJX (including the Company and its Subsidiaries) at the expiration of 12 months after the earliest time that such Subsidiary ceases to be a Subsidiary of TJX (and during such 12-month period such license shall be limited to use of the Bad Debt System in the business of such Subsidiary as conducted immediately prior to such time of cessation and shall not otherwise be used in the business of the acquiror of such Subsidiary); PROVIDED that Marshalls shall, subject to the restrictions contained herein, continue to hold such license following the sale of substantially all the Marshalls business (whether by merger, stock sale, asset sale or otherwise) to another Person. TJX will be responsible for obtaining any consent from IBM necessary with respect to the use of the Bad Debt System or the license granted by Melville hereunder with respect thereto (it being understood that no such license is required for such use by Marshalls).

                 During the Term specified below, Melville will permit Marshalls to use Melville's bad debt collection and prevention services (including unlimited access to the negative check file). Access by Marshalls to the negative check file can only be continued if Marshalls continues the ETC/SCAN Services Agreement (since Electronic Transaction Corporation ("ETC") is the owner of the negative check file). ETC has verbally agreed to this continuation during the transition period as the original Melville agreement with ETC includes Marshalls. ETC has verbally advised that the ETC rates that Marshalls currently incurs will remain the same during the transition period.

                 Information relating to Marshalls customers will be subject to appropriate protection to preserve confidentiality from, and preclude any use by, Melville and its Affiliates, except that Melville shall have unlimited access to Marshalls' positive check file. In addition, Marshalls will have unlimited access to Melville's positive check file, as these positive check files are presently mutually inclusive.

                 Separate collection letters and telephone collection calls will be made on Marshalls bad checks.

                 Costs for collections will be calculated on the same per item basis that has been used for the past three years, but will be reduced to the extent necessary to exclude any employee compensation and related costs paid by Marshalls in respect of leased employees. The total charges to Marshalls will not exceed the direct cost to Melville of providing such services.

                 Costs of authorizations will cover Marshalls' reasonable share of future software development and system maintenance as well as CPU costs, but will be reduced to the extent necessary to exclude any employee compensation and related costs paid by Marshalls in respect of leased employees. The total charges to Marshalls will not exceed the direct cost to Melville of providing such services. Such costs will be apportioned to all users of the authorization system on a per transaction basis.

TERM

                 INITIAL TERM: Services (including, without limitation, employee leases) covered by this Exhibit A-3 will be provided from the date hereof up to and including June 30, 1996, unless extended as provided under "Extension Option" below.

                 EXTENSION OPTION: Marshalls shall have the option to extend the Term for up to an additional six months following expiration of the Initial Term, by giving written notice of extension to Melville (specifying the period of such extension) no later than 15 days prior to expiration of the then applicable Term; PROVIDED that such extension shall be reasonably required to facilitate transition of ownership of the Business.

                                  EXHIBIT A-4

                             CERTAIN OTHER SERVICES

                 TRAVEL SERVICES: For the period from the date hereof up to and including June 30, 1996 (or earlier, if Marshalls so elects upon 30 days' written notice), Melville will provide to Marshalls travel department services consistent with the travel department services provided by Melville to Marshalls as of the date hereof.

                 GENERAL MOTORS PARTNERSHIP PROGRAM SERVICES: It is understood that TJX has given Melville notice of cancellation of these services with respect to Marshalls, but Marshalls will continue to use these services until January 31, 1996. Marshalls will make payments relating to such program only for the period through December 31, 1995. Any rebate, advertising support payment or similar amount paid to or for the benefit of Marshalls from General Motors or its Affiliates will be paid to Melville to the extent the amount so paid was previously advanced to Marshalls from Melville and was so reflected in Marshalls books and records prior to the Closing; and any such rebate, advertising support payment or similar amount paid to or for the benefit of Marshalls from General Motors or its Affiliates in excess of such advance amount will be paid to Marshalls.

                 HEALTH, MEDICAL AND OTHER EMPLOYEE BENEFIT SERVICES: For the period from the Closing Date up to and including April 30, 1996 (or earlier, if Marshalls so elects upon 30 days' written notice to Melville) (the "Benefit Transition Period"), Melville will arrange for continuation of benefits under the respective Melville plans for the medical, dental, life and disability benefit programs of Marshalls employees. Melville will charge Marshalls for all claim and administration expenses incurred by Melville related to each plan for claims incurred during the Benefit Transition Period, plus claim runout after the end of the Benefit Transition Period (if Marshalls requests Melville to provide claims processing services with respect to runout claims), such claim and administration expenses to be determined on a basis consistent with past practice, PROVIDED that the total charges shall not exceed the direct costs incurred by Melville in providing such services. Notwithstanding the foregoing. TJX or an Affiliate or an employee benefit fund maintained by any of them may arrange to pay HMO premiums directly during the Benefit Transition Period.

                 Melville will transfer all pre-paid benefits-related funds (e.g., dependent care spending accounts) as promptly as practicable to the extent such funds are held at Melville. After the Closing Date, dependent care spending account charges for Marshalls employees will be charged directly to Marshalls by the dependent care spending account provider/administrator, rather than to Melville as is currently done.

                 Nothing in this Exhibit or any other provision of this Agreement shall be construed as directly or indirectly entitling Melville to reimbursement for any benefit-related costs or expenses which are the responsibility of Melville under the Stock Purchase Agreement.

                 ESOP AND PROFIT SHARING PLANS: Marshalls' participation in the Melville plans will cease as of the Closing Date without liability to Marshalls. Melville will process Marshalls participant ESOP distributions as quickly as practicable. Melville will perform a trust to trust transfer to a TJX plan of the Marshalls participant 401(k) Profit Sharing account balances in accordance with the terms of Section 9.6 of the Stock Purchase Agreement and of a trust-to-trust transfer agreement mutually reasonably acceptable to the parties and consistent with such Section 9.6. All ESOP and 401(k) Profit Sharing account balances of Marshalls employees will be 100% vested as of the Closing Date.

                 MELVILLE (EUROPE) PURCHASING: Melville will cause the Purchasing Services Agreement dated as of July 21, 1992 between Melville (Europe) Purchasing Limited ("Melville (Europe)") and Marshalls, Inc. (the "Purchasing Agreement") not to be terminated by Melville (Europe) before December 31, 1997 other than for cause. Notwithstanding Section 3 or any other provision of this Agreement, the fee for this service shall be the fees and costs set forth in the Purchasing Agreement.

                 REMS TRANSITION: The following individuals (Bill Popkin and Bill Peart) will continue to be employees of Marshalls until December 3, 1995. During the period from Closing until December 3, 1995 Melville will have reasonable access to such individuals, and such individuals will allocate a reasonable portion of their work time to development of Melville's Real Estate Management System. Starting December 4, 1995, these individuals will become employees of Melville. Marshalls will have reasonable access to these individuals from December 4, 1995 until February 4, 1996. Any severance or similar costs associated with the transfer of such employees will be for the account of Melville.

                 SHARING OF BENEFITS-RELATED INFORMATION: The Providers will cooperate in providing employee-related and plan- related data to facilitate accomplishment of the foregoing, including, but not limited to, any data needed to achieve a smooth welfare-plan transition to TJX and/or its service providers at the end of the Benefit Transition Period. Any such data will be provided at cost to the party requesting such data.

                 SALES TAX PROCESSING: For the period from the Closing Date through and including February 29, 1996, which period may be extended for one three-month period upon written notice to Melville 15 days prior to the expiration of the initial Term, Melville shall perform all sales tax processing for Marshalls. Notwithstanding Section 3 of this Agreement, the fee for such services shall be $2,000 per month.

                 UNPAID AFFILIATE BALANCES: No unpaid Affiliate balances owed to Melville or any Affiliate of Melville (other than Marshalls) by Marshalls for periods prior to Closing will be outstanding as of Closing or be assumed by TJX.

                 TEAM II: From the Closing Date through March 31, 1996, Melville will provide to Marshalls the services of Mary Wadlinger to complete the Team II project; PROVIDED, HOWEVER, that Marshalls may terminate her services within thirty (30) days after the date hereof and in the event of such termination shall not be required to pay the Melville's Cost for such services through the date of termination.

                 PBX: Marshalls will have the right to use the PBX equipment located at Marshalls that is owned by Melville until November 30, 1996. Marshalls will have the right to extend the period of such usage for one one-year extension period. The cost for such usage will be the amount, if any, of Melville's depreciation expense related to such equipment during the term of such usage PLUS an interest factor equal to 7% per annum on the net book value, if greater than zero, from time to time of such equipment during such term.

                 Marshalls will have the right, at its election, to purchase from Melville any PBX equipment that is owned by Melville at a price determined by an independent analyst mutually acceptable to the parties.

                 VIDEO STORE EQUIPMENT: Marshalls will have the right to use the video store equipment located at approximately 42 Marshalls stores (which equipment is owned by Melville) until June 30, 1996. The cost for such usage will be the amount, if any, of Melville's depreciation expense related to such equipment during the term of such usage PLUS an interest factor equal to 7% per annum on the net book value, if greater than zero, from time to time of such equipment during such term.

                 Marshalls will have the right, at its election, to purchase the video store equipment from Melville at a price determined by an independent analyst mutually acceptable to the parties.

                                  EXHIBIT A-5


                            OTHER CORPORATE SERVICES

         DEFINITIONS

                 "Melville Corporate Services" means corporate services that have customarily been provided by Melville to Marshalls to date, excluding (i) services specifically otherwise provided for in this Agreement, (ii) services that are not specifically contemplated to be provided pursuant to Exhibits A-1 through A-4 of this Agreement but are customarily provided by TJX to its divisions, including but not limited to insurance and risk management, treasury, legal, lease, audit, CAM audit, industrial buying and process improvement and (iii) any service (other than those covered by clause (i) of this definition) that, upon Closing, TJX elects will not be provided by Melville hereunder.

         SERVICE

                 During the Term set forth below, Melville will provide the Melville Corporate Services to Marshalls with respect to the Business.

         TERM

                 INITIAL TERM: Services covered by this Exhibit A-5 will be provided from the date hereof up to and including June 30, 1996, unless extended as provided under "Extension Option" below.

                 EXTENSION OPTION: Marshalls shall have the option to extend the Term, with respect to any or all Services covered by this Exhibit A-5, for successive three-month periods as provided hereunder. Marshalls may, by written notice to Melville (given, in the case of the first exercise of the option to extend, two months prior to expiration of the then applicable Term, and in the case of any subsequent extension, 15 days prior to expiration of the then applicable Term), extend the Term for a three-month period; PROVIDED that (i) such extension shall be reasonably required to facilitate transition of ownership of the Business, (ii) Melville will, if applicable, be provided reasonable time to remove its equipment if Marshalls declines to exercise its extension option, and (iii) Marshalls will not, without Melville's written consent, be entitled to more than three such three-month extensions of the Term.

                 Marshalls may terminate the provision of any Melville Corporate Service at any time after Closing by giving 30 days' written notice of such termination to Melville.

                                   EXHIBIT B


                   Services Provided by Marshalls to Melville

                                  EXHIBIT B-1

                                    LICENSES

         LICENSE AGREEMENTS AND RELATED SERVICES

                 Marshalls will license such Marshalls office space to Melville as is currently used by Melville for the provision of travel services, such license to be for a term ending June 30, 1996, at cost. Melville may cancel such license with respect to all or part of such space at any time upon thirty days' written notice of such cancellation.

                 Marshalls will license to Melville the Marshalls office space used up to the date hereof in connection with casualty claims management services, such license to be for a term ending June 30, 1996, at cost. Melville may cancel such license at any time upon thirty days' written notice of such cancellation.

                 Marshalls will license to Melville, at cost, the office space that is currently occupied for the purpose of the bad debt collection and prevention services referred to in Exhibit A-3, such license to be for a term ending at the expiration of the term for which such services are to be provided to Marshalls under Exhibit A-3. Melville may cancel such license at any time upon thirty days' written notice of such cancellation.

                 The office space at Marshalls used to date by personnel in Melville's internal audit function will be licensed to Melville for a period of one year following Closing, at cost. Such license may be terminated by Melville at any time upon 30 days' written notice of termination to Marshalls.

                                  EXHIBIT B-2


                            DATA PROCESSING SERVICES

         SERVICE AND RELATED AGREEMENTS

                 Marshalls will provide data processing services for Thom McAn and CDI through January 31, 1996. Marshalls will provide data processing services to support the bad check collection and prevention services provided for in Exhibit A-3 during the term of such Services referred to in Exhibit A-3.

                                  EXHIBIT B-3


                          MARSHALLS CORPORATE SERVICES


         DEFINITIONS

                 "Marshalls Corporate Services" means corporate services that have customarily been provided by Marshalls to Melville or its Subsidiaries to date other than the services set forth in Exhibits B-1 and B-2 above.

         SERVICE

                 During the Term set forth below, Marshalls will provide the Marshalls Corporate Services to Melville and its Subsidiaries.

         TERM

                 INITIAL TERM: Services covered by this Exhibit B-3 will be provided from the date hereof up to and including June 30, 1996, unless extended as provided under "Extension Option" below.

                 EXTENSION OPTION: Melville shall have the option to extend the Term, with respect to any or all Services covered by this Exhibit B-3, for successive three-month periods as provided hereunder. Melville may, by written notice to Marshalls (given, in the case of the first exercise of the option to extend, two months prior to expiration of the then applicable Term, and in the case of any subsequent extension, 15 days prior to expiration of the then applicable Term), extend the Term for a three-month period; PROVIDED that (i) such extension shall be reasonably required to facilitate the transition, and (ii) Melville will not, without Marshalls' written consent, be entitled to more than two such three-month extensions of the Term.

                 Melville may terminate the provision of any Marshalls Corporate Service at any time after Closing by giving 30 days' written notice of such termination to Marshalls.